EXHIBIT 10.4

RETENTION AND RELEASE AGREEMENT

This Retention and Release Agreement (this “Agreement”) is made by and between SOBR Safe, Inc. (the “Company”) and Christopher Whitaker (“Employee”). The Company and Employee are referred to below collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Employee currently is employed by the Company, through December 31, 2026, under an employment agreement dated March 1, 2025 and amended on December 30, 2025 (the “Employment Agreement”) which provides for payment of one year of severance and six-months of COBRA healthcare insurance under various circumstances;

WHEREAS, Employee has worked for the Company over the past six-months with various outside companies to reach a merger agreement to combine operations, which would have likely entitled Employee to certain sums under his existing Employment Agreement;

WHEREAS, Employee’s continued employment was an integral part of the continued operations and ability to keep the merger options and agreements progressing forward over the past several months;

WHEREAS, the Company desires to create an incentive for Employee to remain employed by the Company and for Employee to provide his best efforts up to and including the annual general meeting of the stockholders of the Company (the “AGM”), but no later than November 30, 2026 (the “Target Date”), which is anticipated to be the date that Employee’s employment shall terminate or otherwise be renegotiated (the date of such termination, whether on, before, or after the Target Date, the “Separation Date”);

WHEREAS, on August 18, 2026, the Board of Directors of the Company (the “Board”) adopted a consent approving the payment of bonuses to officers and directors; and

WHEREAS, Employee desires to remain employed by the Company upon the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

TERMS

1. Effective Date, Employment, Consideration.

(a) This Agreement will become effective on the date that both Parties have signed this Agreement (the “Effective Date”).

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(b) Employee agrees to remain employed with the Company from the Effective Date until the Target Date and, during that time period, to continue to use Employee’s skills and reasonable efforts in the performance of Employee’s job duties, to assist with conducting the AGM, and to assist with the initial transition to the OTCQB Venture Market or OTCID Basic Market (“OTC”), and, subject to stockholder approval, dissolution of the Company. The Company may adjust Employee’s job responsibilities in its sole discretion. Employee will continue to receive the same base salary, two hundred and eighty thousand dollars ($280,000.00) per year, and benefits, subject to the same withholdings, deductions, and terms and conditions, in effect as of the Effective Date until the Target Date, unless earlier terminated by the Company or Employee. If there is a period of time between the Target Date and the Separation Date that spans more than fourteen (14) days, the Company and the Employee will negotiate a new agreement for continued employment.

(c) On the express conditions that (1) Employee devotes Employee’s skills and reasonable efforts in the performance of Employee’s assigned job duties and transition of the Company to the OTC and any other efforts required by the AGM, to Company’s satisfaction, during the time period between the Effective Date and the Target Date, and (2) complies with all terms of this Agreement and any other mutually signed and executed agreement between Employee and the Company, and (3) after the termination of Employee’s employment, Employee executes and returns to the Company (and does not revoke, if Employee has the right to revoke) a Confidential Severance and Release Agreement in a form substantially the same as Exhibit A (the “Release”) within sixty (60) days of the Separation Date, the Company will provide Employee a Retention and Release Payment (“Release Payment”) in recognition of the work completed over the past eight months and a release of any remaining payment obligations under the Employment Agreement as described below in Section 1(d), in the amount of two hundred and seventy thousand dollars ($270,000.00) (“Release Payment”). This payment is contingent upon Employee’s continued employment with the Company through the Target Date and will be paid as follows:

(i) The Company will pay an advance of 60% of the Release Payment ($162,000.00) within ten (10) days of September 22, 2026, conditioned on the execution of the release in Exhibit B.

(ii) The Company will pay the remaining 40% of the Release Payment ($108,000.00) only if Employee remains employed on the Target Date and also voluntarily executes and returns the release attached hereto as Exhibit A.

(iii) If Company ceases to exist, or if Employee’s employment is terminated through no fault of Employee earlier than the Target Date, Employee will be deemed to have been employed through the Target Date for purposes of the payment in Section 1(c)(ii).

(iv) Upon Employee’s Separation Date, regardless of whether it aligns with the Target Date, Employee will receive his final pay, including any accrued and unused vacation in accordance with applicable law.

(d) Employee expressly agrees that by signing this Agreement, this Agreement modifies, supersedes, and replaces Sections 1, 2 (including all subsections), 3, 4.2, 4.3, 4.4, 4.5, 5.1, 5.2, 5.4, and 6 (including all subsections) of the Employment Agreement. Any provision of the Employment Agreement listed in this Section shall have no force or effect after this Agreement is executed. Should Employee attempt to invoke any entitlement to additional payment specifically excluded in this Section 1(e), Employee agrees to repay the entirety of the Release Payment to the Company within ten (10) days of making any such claim. For the avoidance of doubt, the indemnification obligations in Section 19 of the Employment Agreement remain unchanged.

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(e) Pursuant to the minutes of a meeting of the Board on August 18, 2026, Employee is receiving seventy thousand dollars ($70,000). As part of this Agreement, Employee will sign Exhibit B, releasing the Company from all further liability for the payment, and in exchange, will receive payment within ten (10) days of September 22, 2026. Employee’s payment will not be made unless and until Employee signs Exhibit B.

2. At-Will Employment. Employee’s employment with the Company continues to be at-will. Nothing in this Agreement alters Employee’s status as an at-will employee of the Company. Both the Company and Employee reserve the right to terminate Employee’s employment by the Company at any time, for any reason or no reasons, with or without cause, warning, or notice.

3. Warranties. Employee warrants and represents as follows:

(a) Employee has read this Agreement, and Employee agrees to the conditions and obligations set forth in it.

(b) Employee voluntarily executes this Agreement after having been advised to consult with legal counsel and after having had the opportunity to consult with legal counsel and without being pressured or influenced by any statement or representation or omission of any person acting on behalf of the Company (other than those expressly contained herein).

(c) Employee has full and complete legal capacity to enter into this Agreement.

(d) Employee has not assigned or transferred, and will not assign or transfer, any of Employee’s rights under this Agreement.

(e) Employee is not otherwise entitled to receive the consideration given to Employee pursuant to this Agreement.

4. Survival. Notwithstanding the Parties’ execution of this Agreement and any termination of Employee’s employment for any reason, nothing in this Agreement is intended to modify or superseded any promises of Employee concerning confidentiality, non-solicitation, or non-competition relating to the Company. All such promises and agreements shall survive and continue in force in accordance with their terms.

5. Cooperation. Employee agrees to cooperate with and assist the Company with any investigation, lawsuit, arbitration, or other proceeding to which the Company or other member of the Company is subjected. Employee will make Employee available with reasonable notice for preparation for, and attendance of, hearings, proceedings or trial, including pretrial discovery and trial preparation. Employee further agrees to perform all acts and execute any documents that may be necessary to carry out the provisions of this Section 5. The Company will reimburse Employee for reasonable out-of-pocket expenses incurred in connection with this Section 5.

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6. Enforcement. The Parties shall be free to pursue any remedies available to them to enforce this Agreement.

7. Assignments. The Company may assign its rights under this Agreement. No other assignment is permitted except by written permission of the Parties.

8. Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, assigns, and successors.

9. Headings. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

10. Entire Agreement. This Agreement embodies the entire agreement between the Parties concerning the matters set forth in this Agreement. Except as provided herein, this Agreement supersedes any and all prior oral or written promises or agreements between the Parties concerning such matters. Employee acknowledges that Employee has not relied on any promise, representation, or statement other than those set forth in this Agreement. This Agreement cannot be modified, amended, or supplemented except in writing signed by all Parties.

11. Choice of Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to its conflict of laws rules. Venue shall be in the Colorado state or federal courts.

12. Severability and Invalid Provisions. If any provision of this Agreement is held illegal, invalid, or unenforceable, such holding shall not affect any other provisions hereof. In the event any provision is held illegal, invalid, or unenforceable, such provision shall be limited so as to give effect to the intent of the Parties to the fullest extent permitted by applicable law.

13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic signatures shall be treated as originals.

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IN WITNESS WHEREOF, this Retention Agreement has been duly executed by the Company and by Employee on the dates set forth below:

EMPLOYEE

Christopher Whitaker	Date

THE COMPANY SOBR Safe, Inc.

By: Steve Beabout	Date

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Exhibit A

Form of Release Agreement

RELEASE AGREEMENT

This Release Agreement (“Agreement”) is made between Christopher Whitaker (“Employee”) and SOBR Safe, Inc. (the “Company”) as of the date last set forth below on the signature page. Employee and the Company are referred to collectively as the “Parties.”

RECITALS

WHEREAS, Employee’s employment with the Company has ended as of [DATE] (the “Separation Date”);

WHEREAS, the Parties wish to resolve fully and finally potential disputes regarding Employee’s employment with the Company; and

WHEREAS, the Parties entered into that certain Retention and Release Agreement as of September 22, 2026 (the “Retention and Release Agreement”) and as a condition to payment of thereunder, agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, the Parties to this Agreement agree as follows:

TERMS

1. Effective Date. This Agreement shall become effective on the eighth calendar day after Employee signs this Agreement (the “Effective Date”), so long as Employee does not revoke this Agreement as provided below.

2. Consideration.

(a) After the Effective Date, and on the express condition that Employee has not revoked this Agreement, Employee will receive the following payments and other consideration:

(i) The Company will pay Employee the remaining 40% of his Release Payment, in the total gross amount of one hundred and eight thousand dollars ($108,000) (“Release Payment”) less applicable deductions and withholdings in a single lump-sum. Release Payment will be mailed to Employee’s residence address or direct deposited, as elected by Employee.

(ii) The Company may, at its own full discretion, provide Employee the opportunity to enter into a consulting agreement with the Company for a term of up to twelve (12) months commencing after the Effective Date of this Agreement, subject to terms to be agreed by the Parties. For the avoidance of doubt, the Parties acknowledge and agree that Employee’s continuous service and any other employment continuity as described in any equity award agreements ended as of the Separation Date and any consulting agreement entered into by the Parties is not intended to and shall not be deemed to extend Employee’s employment or continuous service beyond the Separation Date.

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(b) Reporting of and withholding on any payment under this Section 2(b) for tax purposes shall be at the discretion of the Company in conformance with applicable tax laws. If a claim is made against the Company for any additional tax or withholding in connection with or arising out of any payment pursuant to Section 2(a) above, Employee shall pay any such claim within thirty (30) days of being notified by the Company and agrees to indemnify the Company and hold it harmless against such claims, including, but not limited to, any taxes, attorneys’ fees, penalties, and/or interest, which are or become due from the Company.

3. General Release.

(a) Employee, for Employee and for Employee’s affiliates, successors, heirs, subrogees, assigns, principals, agents, partners, employees, associates, attorneys, and representatives, voluntarily, knowingly, and intentionally releases and discharges the Company and each of its predecessors, successors, parents, subsidiaries, affiliates, and assigns and each of their respective officers, directors, principals, shareholders, board members, committee members, managers, members, partners, insurers, employees, agents, and attorneys (the “Released Parties”) from any and all claims, actions, liabilities, demands, rights, damages, costs, expenses, and attorneys’ fees (including, but not limited to, any claim of entitlement for attorneys’ fees under any contract, statute, or rule of law allowing a prevailing party or plaintiff to recover attorneys’ fees) of every kind and description from the beginning of time through the Effective Date (the “Released Claims”).

(b) The Released Claims include, but are not limited to, those which arise out of, relate to, or are based upon: (i) Employee’s employment with the Company or the termination thereof; (ii) statements, acts, or omissions by the Released Parties whether in their individual or representative capacities; (iii) express or implied agreements between the Parties, (except as provided herein) and claims under any severance agreement, policy, or plan; (iv) any stock or stock option grant, agreement, or plan; (v) all federal, state, and municipal statutes, ordinances, and regulations, including, but not limited to, claims of discrimination based on race, color, national origin, age, sex, sexual orientation, religion, disability, veteran status, whistleblower status, public policy, or any other characteristic of Employee under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964 (as amended), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Rehabilitation Act of 1973, Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act or any other federal, state, or municipal law prohibiting discrimination, retaliation, or termination for any reason; (vi) state and federal common law; (vii) the failure of this Agreement, or of any other employment, severance, profit sharing, bonus, equity incentive or other compensatory plan to which Employee and the Company are or were parties, to comply with, or to be operated in compliance with, Internal Revenue Code Section 409A, or any similar provision of state or local income tax law; and (viii) any claim which was or could have been raised by Employee.

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4. Unknown Facts. This Agreement includes claims of every nature and kind, known or unknown, suspected or unsuspected. Employee hereby acknowledges that Employee may hereafter discover facts different from, or in addition to, those which Employee now knows or believes to be true with respect to this Agreement, and Employee agrees that this Agreement and the releases contained herein shall be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

5. No Admission of Liability. The Parties agree that nothing contained herein, and no action taken by any Party hereto regarding this Agreement, shall be construed as an admission by any Party of liability or of any fact that might give rise to liability for any purpose whatsoever.

6. Warranties. Employee warrants and represents as follows:

(a) Employee has read this Agreement, and Employee agrees to the conditions and obligations set forth in it.

(b) Employee voluntarily executes this Agreement (i) after having been advised to consult with legal counsel, (ii) after having had opportunity to consult with legal counsel, and (iii) without being pressured or influenced by any statement or representation or omission of any person acting on behalf of the Company including, without limitation, the officers, directors, board members, committee members, employees, agents, and attorneys for the Company.

(c) Employee has no knowledge of the existence of any lawsuit, charge, or proceeding against any Released Party arising out of or otherwise connected with any of the matters herein released. In the event that any such lawsuit, charge, or proceeding has been filed, Employee immediately will take all actions necessary to withdraw or terminate that lawsuit, charge, or proceeding, unless the requirement for such withdrawal or termination is prohibited by applicable law.

(d) Employee understands that nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. Nothing in this Agreement in any way prohibits or is intended to restrict or impede Employee from exercising protected rights under Section 7 of the National Labor Relations Act (as applicable), including the right to engage in concerted activity such as discussing wages and working conditions. Notwithstanding the foregoing, Employee waives any right to any monetary recovery or other relief should any party, including, without limitation, any federal, state or local governmental entity or administrative agency, pursue any claims on Employee’s behalf arising out of, relating to, or in any way connected with the Released Claims, provided, however, that this Agreement does not limit Employee’s ability to seek or receive any monetary award or bounty from any Governmental Agency or regulatory or law enforcement authority in connection with protected “whistleblower” activity.

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(e) Employee has not previously disclosed any information, the disclosure of which would be a violation of the confidentiality provisions set forth below if such disclosure were to be made after the execution of this Agreement.

(f) Employee has full and complete legal capacity to enter into this Agreement.

(g) Employee has had at least forty-five (45) days in which to consider the terms of this Agreement. In the event that Employee executes this Agreement in less time, it is with the full understanding that Employee had the full forty-five (45) days if Employee so desired and that Employee was not pressured by the Company or any of its representatives or agents to take less time to consider the Agreement. In such event, Employee expressly intends such execution to be a waiver of any right Employee had to review the Agreement for a full forty-five (45) days.

(h) Employee has been informed and understands that (i) to the extent that this Agreement waives or releases any claims Employee might have under the Age Discrimination in Employment Act, Employee may rescind Employee’s waiver and release within seven (7) calendar days of Employee’s execution of this Agreement and (ii) any such rescission must be in writing and e-mailed and hand delivered to [NAME AND CONTACT INFORMATION], within the seven-day period.

(i) Employee admits, acknowledges, and agrees that Employee is not otherwise entitled to the amount set forth in Section 2(a)(i) and that amount is good and sufficient consideration for this Agreement.

(j) Employee admits, acknowledges, and agrees that Employee has been fully and finally paid or provided all wages, compensation, vacation, leave (whether paid or unpaid), bonuses, stock, shares, membership units, stock options, equity, or other benefits from the Company which are or could be due to Employee under the terms of Employee’s employment with the Company, or otherwise. Employee further acknowledges and agrees that because the Company has not met its goals or metrics for 2026, the Company has determined that no bonus was earned, vested, or accrued.

7. Section 409A. This Agreement is intended to comply with Section 409A of the Code and Treasury Regulations promulgated thereunder (“Section 409A”) and shall be construed accordingly. It is the intention of the Parties that payments or benefits payable under this Agreement not be subject to the additional tax or interest imposed pursuant to Section 409A. To the extent such potential payments or benefits are or could become subject to Section 409A, the Parties shall cooperate to amend this Agreement with the goal of giving Employee the economic benefits described herein in a manner that does not result in such tax or interest being imposed. Employee shall, at the request of the Company, take any reasonable action (or refrain from taking any action), required to comply with any correction procedure promulgated pursuant to Section 409A. Each payment to be made under this Agreement shall be a separate payment, and a separately identifiable and determinable payment, to the fullest extent permitted under Section 409A.

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8. Cooperation. Employee agrees to cooperate with and assist the Company with any investigation, lawsuit, arbitration, or other proceeding to which the Company is subjected. Employee will make Employee available with reasonable notice for preparation for, and attendance of, hearings, proceedings or trial, including pretrial discovery and trial preparation. Employee further agrees to perform all acts and execute any documents that may be necessary to carry out the provisions of this Section 8. The Company will reimburse Employee for reasonable out-of-pocket expenses incurred in connection with this Section 8.

9. Return of Property and Information. Employee represents and warrants that, prior to Employee’s execution of this Agreement, and in the absence of other arrangements between he Employee and Company as to the Employee’s continued service under an agreement for future employment or as a executive consultant, Employee has returned to the Company any and all property, documents, data, and files, including any documents (in any recorded or stored media, such as papers, computer disks, drives, copies, photographs, and maps) that relate in any way to the Company or the Company’s business, Employee agrees that, to the extent that Employee possesses any files, data, or information relating in any way to the Company or the Company’s business on any personal computer or other device (including cell phones) or account, Employee will first return to the Company and then delete those files, data, or information (and retain no copies in any form). Employee also has returned any tools, equipment, calling cards, credit cards, access cards or keys, any keys to any filing cabinets, vehicles, vehicle keys, and all other property in any form prior to the date Employee executes this Agreement.

10. Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such holding shall not affect any other provisions hereof. In the event any provision is held illegal, invalid, or unenforceable, such provision shall be limited so as to give effect to the intent of the Parties to the fullest extent permitted by applicable law. Any claim by Employee against the Company shall not constitute a defense to enforcement by the Company.

11. Assignments. The Company may assign its rights under this Agreement. No other assignment is permitted except by written permission of the Parties.

12. Enforcement. The releases contained herein do not release any claims for enforcement of the terms, conditions, or warranties contained in this Agreement. The Parties shall be free to pursue any remedies available to them to enforce this Agreement.

13. Survival. Employee acknowledges and agrees that this Agreement does not alter any promises of Employee made prior to or during Employee’s employment concerning intellectual property, confidentiality, non-solicitation, or non-competition. These promises survive and remain in force in accordance with their terms, provided that the Parties agree that no prior agreement relating to confidentiality is intended to apply to (a) information arising from Employee’s general training, knowledge, skill or experience, whether gained on the job or otherwise; (b) information readily ascertainable to the public; or (c) information that Employee otherwise has a right to disclose as legally protected conduct.

14. Entire Agreement. This Agreement and the Confidentiality Agreement is the entire agreement between the Parties relating to the matters set forth herein. Except as provided herein, this Agreement supersedes any and all prior oral or written promises or agreements between the Parties as to these matters. Employee acknowledges that Employee has not relied on any promise, representation, or statement other than those set forth in this Agreement. This Agreement cannot be modified except in writing signed by all Parties.

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15. Interpretation. The determination of the terms of, and the drafting of, this Agreement has been by mutual agreement after negotiation, with consideration by and participation of all Parties. Accordingly, the Parties agree that rules relating to the interpretation of contracts against the drafter of any particular clause shall not apply in the case of this Agreement. The term “Section” shall refer to the enumerated sections of this Agreement. The headings contained in this Agreement are for convenience of reference only and are not intended to limit the scope or affect the interpretation of any provision of this Agreement.

16. Choice of Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to its conflict of laws rules. Venue shall be in the Colorado state or federal courts.

17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Waiver. The failure of any Party to insist upon strict performance of any of the terms or conditions of this Agreement shall not constitute a waiver of any of such Party’s rights hereunder.

19. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic signatures shall be treated as originals.

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IN WITNESS WHEREOF, the Parties have executed this Release Agreement on the dates written below.

EMPLOYEE

Christopher Whitaker	Date

THE COMPANY SOBR Safe, Inc.

By: Steve Beabout	Date

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Exhibit B

Form Release of Claims

This Release (this “Agreement”) is made by and between SOBR Safe, Inc. (the “Company”) and Christopher Whitaker (“Employee”) as of the date last set forth below on the signature page. The Company and Employee are referred to below collectively as the “Parties” and individually as a “Party.”

WHEREAS, on August 18, 2026, the Board of Directors of the Company adopted a consent resolving certain outstanding ambiguities regarding bonuses to the executive officers for prior services rendered;

WHEREAS, in addition, Employee will receive 60% of a transaction bonus which, in part, is intended to compensate Employee for work performed to initiate and complete a merger; and

WHEREAS, the Parties entered into that certain Retention and Release Agreement as of September 22, 2026 (the “Retention and Release Agreement”) and as a condition to payment of thereunder, agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

TERMS

1. Consideration. In exchange for the releases and acknowledgements herein, Company will pay Employee two hundred thirty-two thousand dollars ($232,000) in full satisfaction of all remaining amounts due, owing, vested or determinable, in exchange for the releases herein.

2. Release.

(a) Employee, for Employee and for Employee’s affiliates, successors, heirs, subrogees, assigns, principals, agents, partners, employees, associates, attorneys, and representatives, voluntarily, knowingly, and intentionally releases and discharges the Company and each of its predecessors, successors, parents, subsidiaries, affiliates, and assigns and each of their respective officers, directors, principals, shareholders, board members, committee members, managers, members, partners, insurers, employees, agents, and attorneys (the “Released Parties”) from any and all claims, actions, liabilities, demands, rights, damages, costs, expenses, and attorneys’ fees (including, but not limited to, any claim of entitlement for attorneys’ fees under any contract, statute, or rule of law allowing a prevailing party or plaintiff to recover attorneys’ fees) of every kind and description from the beginning of time through the Effective Date (the “Released Claims”).

3. The Released Claims include, but are not limited to, those which arise out of, relate to, or are based upon: (i) Employee’s employment with the Company or the termination thereof; (ii) statements, acts, or omissions by the Released Parties whether in their individual or representative capacities; (iii) express or implied agreements between the Parties, (except as provided herein) and claims under any severance agreement, policy, or plan; (iv) any stock or stock option grant, agreement, or plan.

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This agreement, however, does not release any claims that could be brought or could have been brought through under the Older Workers Protection Benefit Act or Age Discrimination in Employment Act.

4. Satisfaction of Wages. By signing this Agreement, and to avoid any ambiguity, Employee hereby agrees and attests that he has been paid all amounts owed to him by the Company as of the date of execution of this Agreement. Employee attests that upon satisfaction of the payment terms herein, he has been compensated for all hours worked at Company and has no outstanding claim for unpaid wages. Employee further acknowledges that to the extent any compensation under the March 2025 employment agreement, as amended on December 30, 2025, was owed, the consideration paid satisfies all outstanding amounts owed, including any prior bonuses awarded. Finally, Employee agrees that to the extent he has raised any claim that he is entitled to a bonus payment for 2025 or earlier, the consideration for this Agreement fully satisfies any such claim as well as exceeding the amounts of any wage payments alleged to be due.

5. Acknowledgments and Representations. Employee acknowledges and represents that he has not suffered any discrimination or harassment by any of the Released Parties on account of race, sex, age, national origin, religion, marital or registered domestic partner status, sexual orientation, disability, veteran status, genetic information, medical condition or any other characteristic protected by applicable law. Employee acknowledges and represents that he has not been denied any leave, benefits or rights to which he may have been entitled under the federal Family Medical Leave Act (“FMLA”), or any other federal or state law, and that he has not suffered any job-related wrongs or injuries for which he might be entitled to compensation or relief. Employee represents and warrants that all of the factual representations made herein, all of which induce the Company to enter into this Agreement, are true in all material respects. Employee also affirms that he has not been retaliated against for reporting any allegations of wrongdoing by the Company or any of its officers, directors, or employees, including, but not limited to, allegations of corporate fraud.

6. Full and Complete Defense. This Agreement and the releases contained herein, may be pled as a full and complete defense, counterclaim or cross-claim to, and may be used as a basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted or attempted in breach of this Agreement or the releases contained herein. Furthermore, if Employee fails to comply with any of the terms of this Agreement or post-employment obligations contained in it, Company may, in addition to any other available remedies, reclaim the amounts paid to Employee under this Agreement.

7. Attorneys’ Fees. Each of the Parties shall be responsible to pay her or its respective attorneys’ fees incurred in connection with the negotiation and drafting of this Agreement. In the event of any action by either Party to enforce this Agreement or the releases contained herein, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs.

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8. No Reliance. The Parties warrant to each other that in agreeing to the terms of this Agreement, they have not relied in any way upon any representations or statements of the other Party regarding the subject matter hereof for the basis or effect of this Agreement other than those representations or statements contained herein. In entering into this Agreement, each Party represents that in entering into this Agreement and completing the transactions hereunder, she/he or it has done so after completing such investigation as she/he or it has determined to be necessary or appropriate in the circumstances, and after having consulted with and taken advice from such Party’s legal, financial, tax, investment, and other advisors to the extent such Party has determined such consultation to be necessary or appropriate in the circumstances.

9. Severability. If any part of this Agreement shall be determined to be illegal, invalid or unenforceable, the remaining part shall not be affected thereby, and the illegal, unenforceable or invalid parts shall be deemed not to be a part of this Agreement, although this Agreement will be modified by the court or person making such finding to reflect the intention of the Parties to the maximum extent permitted by law.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be treated as original signatures for all purposes.

11. Survival. The Parties agree that the obligations, representations and warranties contained herein shall indefinitely survive the execution of this Agreement and the delivery of all documents hereunder.

12. Further Assurances. The Parties shall execute and deliver after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as may be reasonably requested in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

13. Interpretation. When used in this Agreement words of one gender shall include all genders, and words of the singular shall include the plural, and the plural the singular, unless the context otherwise requires. The captions are for ready reference purposes and are not intended to limit or modify the provisions thereof. No part of this Agreement should be construed against either Party on the basis of authorship.

14. Effective Date. The “Effective Date” of this Agreement shall be the date it is signed by both Parties.

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IN WITNESS WHEREOF, the Parties have executed this Release Agreement on the dates written below.

EMPLOYEE

Chris Whitaker	Date

THE COMPANY SOBR Safe, Inc.

By: Steve Beabout	Date

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